EXHIBIT 10.28

                                                                  EXECUTION COPY

                           WARRANT ISSUANCE AGREEMENT

                            Dated as of July 3, 1996

                                     between

                            CORNELL CORRECTIONS, INC.

                                       and

              INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION

                                TABLE OF CONTENTS


                                                                PAGE

                                    ARTICLE I

                                   DEFINITIONS

  SECTION 1.1.  DEFINITIONS.....................................  1
  SECTION 1.2.  INTERPRETATION.................................. 12

                                   ARTICLE II

                          ISSUANCE OF WARRANT; CLOSING

  SECTION 2.1.  ISSUANCE OF WARRANT............................. 12
  SECTION 2.2.  CLOSING......................................... 12

                                   ARTICLE III

                  FORM; EXCHANGE FOR WARRANTS; TRANSFER; TAXES

  SECTION 3.1.  FORM OF WARRANT................................. 12
  SECTION 3.2.  EXCHANGE OF WARRANTS FOR WARRANTS............... 13
  SECTION 3.3.  TRANSFER OF WARRANT............................. 14

                                   ARTICLE IV

                EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES

  SECTION 4.1.  EXERCISE OF WARRANTS............................ 15
  SECTION 4.2.  EXCHANGE FOR WARRANT SHARES..................... 15
  SECTION 4.3.  ISSUANCE OF COMMON STOCK........................ 16
  SECTION 4.4.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF
                     WARRANT SHARES............................. 17
  SECTION 4.4.1.  ADJUSTMENT UPON ISSUANCE OF COMMON STOCK...... 17
  SECTION 4.4.2.  SUBDIVISIONS OR COMBINATIONS OF COMMON
                    STOCK....................................... 20
  SECTION 4.4.3.  CAPITAL REORGANIZATION OR CAPITAL
                 RECLASSIFICATIONS.............................. 21
  SECTION 4.4.4.  CONSOLIDATIONS AND MERGERS.................... 21
  SECTION 4.4.5.  NOTICE; CALCULATIONS; ETC..................... 21
  SECTION 4.4.6.  CERTAIN ADJUSTMENTS........................... 22
  SECTION 4.4.7.  EXCLUDED TRANSACTIONS......................... 22
  SECTION 4.4.8.  ADJUSTMENT RULES.............................. 22
  SECTION 4.5.    REGULATED HOLDERS............................. 23

                                    ARTICLE V

                              CERTAIN OTHER RIGHTS

  SECTION 5.1.  PAYMENTS IN RESPECT OF DIVIDENDS AND
                  DISTRIBUTIONS................................. 23
  SECTION 5.2.  CALL RIGHTS..................................... 24

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

  SECTION 6.1.  REPRESENTATIONS AND WARRANTIES OF ING........... 26
  SECTION 6.2.  REPRESENTATIONS AND WARRANTIES OF THE
           CORPORATION.......................................... 26
           (a)  ORGANIZATION.................................... 26
                    CONSENTS OR APPROVALS....................... 26
           (c)  ENFORCEABILITY.................................. 27
           (d)  CAPITALIZATION.................................. 27
           (e)  ORGANIZATIONAL DOCUMENTS........................ 28
           (f)  CREDIT AGREEMENT................................ 28

                                   ARTICLE VII

                          COVENANTS OF THE CORPORATION

  SECTION 7.1.  NOTICES OF CERTAIN ACTIONS...................... 28
  SECTION 7.2.  FINANCIAL STATEMENTS AND REPORTS................ 29
  SECTION 7.3.  INFORMATION RIGHTS.............................. 30
  SECTION 7.4.  REGULATED HOLDERS............................... 30
  SECTION 7.5.  MERGER OR CONSOLIDATION OF THE CORPORATION...... 32
  SECTION 7.6.  RESERVATION OF SHARES........................... 32
  SECTION 7.7.  CURRENT PUBLIC INFORMATION...................... 32
  SECTION 7.8.  PUBLIC DISCLOSURES.............................. 33
  SECTION 7.9.  FIDUCIARY DUTIES OF THE CORPORATION............. 33
  SECTION 7.10. TRANSACTIONS WITH AFFILIATES.................... 33
  SECTION 7.11. OPINION OF COUNSEL.............................. 33
  SECTION 7.12. CORPORATE ASSURANCES............................ 33

                                  ARTICLE VIII

                                  MISCELLANEOUS

  SECTION 8.1.  NOTICES......................................... 34
  SECTION 8.2.  NO VOTING RIGHTS; LIMITATIONS OF LIABILITY...... 35
  SECTION 8.3.  AMENDMENTS AND WAIVERS.......................... 35
  SECTION 8.4.  SEVERABILITY.................................... 35
  SECTION 8.5.  SPECIFIC PERFORMANCE............................ 35
  SECTION 8.6.  BINDING EFFECT.................................. 35
  SECTION 8.7.  COUNTERPARTS.................................... 35
  SECTION 8.8.  GOVERNING LAW; ENTIRE AGREEMENT................. 36
  SECTION 8.9.  BENEFITS OF THIS AGREEMENT...................... 36
  SECTION 8.10. HEADINGS........................................ 36
  SECTION 8.11. EXPENSES........................................ 36
  SECTION 8.12. ATTORNEYS' FEES................................. 36
  SECTION 8.13. OTHER TRANSACTIONS.............................. 36
  SECTION 8.14. FORUM SELECTION AND CONSENT TO JURISDICTION..... 37
  SECTION 8.15.  REGISTRATION RIGHTS............................ 37
  SECTION 8.16.  WAIVER OF JURY TRIAL........................... 37
  SECTION 8.17.  INDEMNIFICATION................................ 37
  SECTION 8.18.  FILINGS........................................ 38

WARRANT ISSUANCE AGREEMENT, dated as of July 3, 1996, between CORNELL CORRECTIONS, INC., a Delaware corporation (the "Corporation" or the "Borrower"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING").

The parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

           "AFFILIATE" shall mean, with respect to any Person, any Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person.

           "ALLOCABLE NUMBER" shall have the meaning given to such term in
Section 4.2.

           "APPLICABLE LAW" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

           "ASSIGNMENT FORM" shall mean the assignment form attached as Annex C to a Warrant.

           "BORROWER" shall have the meaning given to such term in the preamble.

           "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York; PROVIDED, HOWEVER, that any determination of a Business Day relating to a securities exchange shall mean a Business Day on which such exchange is open for trading.

           "CHARTERHOUSE" shall mean Charterhouse Group International Inc. and any entity controlled by Charterhouse Group International Inc. As used in this definition, "CONTROLLED BY" shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

           "CLASS A COMMON STOCK" shall mean the Class A Common Stock, $.01 par value, of the Corporation having the terms, conditions, rights and limitations described in EXHIBIT A hereto.

           "CLASS B COMMON STOCK" shall mean the Class B Common Stock, $.01 par value, of the Corporation having the terms, conditions, rights and limitations described in EXHIBIT A hereto.

           "CLOSING" shall have the meaning given to such term in
Section 2.2.

           "CLOSING DATE" shall have the meaning given to such term in Section 2.2.

           "COMMISSION" shall mean the Securities and Exchange
Commission (or a successor thereto).

           "COMMON STOCK" shall mean the Class A Common Stock and the Class B Common Stock.

           "CONTROL" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

           "CORPORATION" shall have the meaning given to such term in the Preamble.

           "CONVERTIBLE SECURITIES" shall have the meaning given to such term in
Section 4.4.1(b).

           "CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement (as the same may be amended or otherwise modified from time to time), dated the Closing Date, among the Corporation, the Subsidiary Guarantors (as defined therein), ING, the other financial institutions appearing on the signature pages thereto, and ING, as agent.

           "DELIVERY DATE" shall have the meaning given to such term in Section 4.3(a).

           "DILLON READ" shall mean Dillon Read & Co., Inc. and any entity for which Dillon Read & Co., Inc. serves as an investment manager or for which it has investment discretion.

           "EQUIVALENT NONVOTING SECURITY", with respect to any security (a "first security") issued or to be issued by any Person, shall mean a security (an "equivalent security") of such Person that is identical in rights and benefits to such first security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by Applicable Law or with respect to any amendment or repeal of any provision of the Organizational Documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including, without limitation, any restriction necessary to prevent the violation by such Regulated Holder of any provision of Applicable Law with respect to its Ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause
(b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate Applicable Law.

           "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

           "EXCHANGE FORM" shall mean the exchange form attached as Annex B to a Warrant.

           "EXCLUDED SECURITIES" shall mean:

           (i) shares of capital stock issued pursuant to a stock dividend or a stock split or other subdivision of shares;

           (ii) Common Stock issued upon (A) conversion or exercise of any of the Corporation's convertible preferred stock outstanding at the Closing Date, or (B) exercise of the Warrants;

           (iii) securities issued by the Corporation in a Qualified Public Offering;

           (iv) securities issued pursuant to the direct or indirect BONA FIDE acquisition by the Corporation of any Person, whether by merger, purchase of stock, purchase of assets or otherwise;

           (v) securities issued upon exercise of conversion or exchange rights, options or subscription calls, warrants, commitments or claims, provided that the foregoing are outstanding on the date hereof or are issued hereafter in compliance with Section 6 of the Stockholders Agreement hereof; and

           (vi) Common Stock or options to purchase Common Stock issued to directors, officers, employees or consultants of the Corporation or the issuance of Common Stock upon the exercise of any such options; PROVIDED, HOWEVER, that
(x) such Common Stock or options shall be issued pursuant to a written agreement in form and substance satisfactory to the Requisite Holders and (y) the aggregate amount of all such Common Stock or Common Stock which may be acquired upon the exercise of such options shall not exceed an aggregate of 20% of the Common Stock (on a Fully- Diluted Basis).

           "EXECUTIVE OFFICER" shall mean, with respect to the Corporation, its Chairman or President.

           "EXERCISE FORM" shall mean the exercise form attached as Annex A to a Warrant.

           "EXERCISE PRICE" shall mean $2.82 per share of Common Stock, subject to adjustment from time to time in the manner provided in Section 4.4.

           "EXPIRATION DATE" shall mean the seven year anniversary of the Closing Date.

           "FINANCIAL OFFICER" shall mean the Chief Financial Officer, Treasurer or Assistant Treasurer of the Corporation.

           "FISCAL YEAR" shall mean, with respect to the Corporation, the one-year period ending on December 31 of any year.

           "FULLY DILUTED BASIS" means, as applied to the calculation of the number of shares of Common Stock outstanding at any time, after giving effect to
(a) all shares of Common Stock outstanding at the time of determination, (b) all shares of Common Stock issuable upon the exercise of any option, warrant (including the Warrants) or similar right to purchase Common Stock outstanding at the time of determination and then exercisable at a per share price equal to or less than the price per share of Common Stock being determined and (c) all shares of Common Stock issuable upon the conversion or exchange of any security convertible into or exchangeable for shares of Common Stock outstanding at the time of determination and then so convertible or exchangeable at a conversion or exchange price equal to or less than the price per share of Common Stock being determined. Such calculation will not be made in accordance with the "treasury method."

           "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

           "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

           "HOLDER" shall have the meaning given to such term in Section 3.1(c).

           "ING" shall have the meaning given to such term in the Preamble.

           "LIQUIDATION EQUIVALENT" shall mean the per share cash amount, determined in accordance with the Valuation Procedure, which would be paid to holders of Common Stock outstanding (on a Fully-Diluted Basis) on the date of determination assuming (a) the actual receipt by the Corporation or Major Stockholder, as applicable, of the full amount of the consideration proposed to be paid or exchanged for the capital stock or assets of the Corporation in the relevant transaction (net of reasonable expenses incurred in connection with such transaction which are payable to Persons who or which are not Affiliates of Major Stockholder) and (b) the liquidation of the Corporation and all of its Subsidiaries immediately thereafter. For the purposes of determining the Liquidation Value, (i) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a fully Diluted Basis, shall be deemed to have been received by the Corporation, (ii) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully Diluted Basis, shall be deemed to have been eliminated or cancelled and
(iii) any limitation in respect of any class of shares of Common Stock, including as to transfer, payments of dividends, voting and other rights shall be deemed to have been eliminated or cancelled. If any transaction requiring the determination and payment of the Liquidation Equivalent shall involve a purchase price adjustment based on the closing balance sheet of the Corporation or any of its Subsidiaries as of the closing date of such transaction, which results in a reduction in the purchase price, each Holder shall be obligated to remit to the purchaser such Holder's PRO RATA share of such amount, unless the amount of such adjustment has not been finally determined within 180 days following the closing of such transaction, in which case each Holder shall be obligated to remit to such purchaser the lesser of (x) such Holder's PRO RATA share of the amount of such adjustment (as finally determined) or (y) an amount equal to 5% of the aggregate net proceeds received by such Holder at such closing. Each Holder shall be entitled to receive its full PRO RATA share of any adjustment in favor of the sellers in a transaction involving a purchase price adjustment when and as paid to all such Holders.

           "MAJOR STOCKHOLDER" shall mean collectively Charterhouse and Dillon Read and any reference herein to "Major Stockholder" refers to Charterhouse and Dillon Read together as if they were one entity.

           "MARKET PRICE" shall mean, with respect to a share of Common Stock on any Business Day:

                (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices for the Common Stock on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ System as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive Business Days prior to such day; provided, however, that after a Qualified Public Offering, if the determination of Market Price is being made for purposes of Article IV as a result of the issuance of Common Stock pursuant to a registered, underwritten, publicly distributed offering, then the Market Price will, for purposes of Article IV, be the price to the public in connection with that public offering; or

                (b) if the Common Stock is not Publicly Traded at the time of determination, for the purposes of Article 4 only, the fair value of one share of Common Stock, determined in good faith by the Board of Directors of the Corporation exercising reasonable business judgment; PROVIDED, HOWEVER, if the Common Stock is not Publicly Traded at the time of determination for all other purposes, the Market Price shall be the Market Value Per Share.

           "MARKET VALUE" shall mean the highest price that would be paid for the entire common equity interest in the Corporation on a going-concern basis in a single arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry and always determined in accordance with the Valuation Procedures, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (i) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully Diluted Basis, shall be deemed to have been received by the Corporation,
(ii) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully Diluted Basis, (iii) any limitation in respect of any shares of Common Stock, including as to their transfer, dividend payments, voting and other rights and (iv) any illiquidity arising by contract law in respect of the shares of Common Stock and any voting rights or control rights amongst the Stockholders, shall be deemed to have been eliminated or cancelled.

           "MARKET VALUE PER SHARE" shall mean the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully- Diluted Basis) at the time of determination.

           "NASDAQ" shall mean the NASDAQ National Market or the NASDAQ Smallcap Market.

           "OPTIONS" shall have the meaning given to such term in Section 4.4.1(b) hereof.

           "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its by-laws, in each case as amended, supplemented or restated.

           "OTHER ANTI-DILUTION INSTRUMENTS" shall mean any option, warrant, convertible security or other rights to acquire Common Stock, whether outstanding as of the date hereof or hereafter issued, together with any agreements relating thereto, which provide for anti-dilution or other adjustments in the number of shares of Common Stock and/or exercise or conversion price.

           "OWN" shall mean, with respect to any security, to own, hold or Control. "OWNS" and "OWNERSHIP" shall have correlative meanings.

           "PERSON" shall mean and include any natural person, company, partnership, joint venture, corporation, business trust or unincorporated organization.

           "PROPORTIONATE PERCENTAGE" shall mean, with respect to any Holder at any time, the quotient obtained by dividing (a) the aggregate number of Warrant Shares then held by such Holder by (b) the total number of shares of Common Stock then outstanding (on a Fully-Diluted Basis).

           "PUBLICLY TRADED" shall mean, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

           "QUALIFIED PUBLIC OFFERING" shall mean an underwritten public offering of the Common Stock registered under the Securities Act, (a) which offering results in net proceeds to the Corporation of at least $10,000,000, and
(b) after which the shares of Common Stock are Publicly Traded.

           "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of March 31, 1994, as amended by Amendment No. 1 thereto, dated as of March 14, 1995, and as amended by Amendment No. 2 thereto, dated as of the date hereof, among the Corporation, the Investors (as defined therein) party thereto, David Cornell and ING.

           "REGULATED HOLDER" shall mean any Holder subject to any provisions of Applicable Law (including without limitation the Bank Holding Company Act of 1956, as amended, (12 U.S.C. ss. 1841 ET SEQ.) and the regulations promulgated thereunder) limiting the quantity or kind of securities (or any class thereof) of the Corporation which such Holder is permitted to Own.

           "REQUISITE HOLDERS" shall mean Holders holding Warrants or Warrant Shares representing at least a majority of all Warrant Shares issued or issuable upon exercise of Warrants outstanding on the date of determination.

           "SECTION 7.4 TRANSACTION" shall have the meaning given to such term in Section 7.4.

           "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

           "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

           "SELLER NOTES" shall mean promissory notes issued by a transferee (or an Affiliate thereof) as consideration in connection with any Transfer of stock and/or other assets.

           "STOCKHOLDERS AGREEMENT" shall mean the Amended and Restated Stockholders Agreement, dated as of March 14, 1995, among the Corporation, the Investors (as defined therein) party thereto, David Cornell and ING.

           "SUBSIDIARY" shall mean, at any time, any Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned directly or indirectly through one or more Subsidiaries, by the Corporation.

           "TRANSFER" shall mean any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security (other than a pledge or hypothecation).

           "VALUATION PROCEDURE" shall mean, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Corporation and the Holders) made (i) by agreement among the Corporation and the Requisite Holders within thirty (30) days following the event requiring such determination or (ii) in the absence of such an agreement, by an Appraiser (as defined below) selected in accordance with the further provisions of this definition. If required, an Appraiser shall be selected within 10 days following the expiration of the 30-day period referred to above, either by agreement among the Corporation and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Appraisers remaining after the Corporation nominates three, the Requisite Holders nominate three, and each side eliminates one potential Appraiser. The Appraiser shall be instructed by the Corporation and the Requisite Holders to make its determination within twenty (20) days of its selection. The fees and expenses of an Appraiser selected hereunder shall be borne by the Corporation. As used herein, "Appraiser" shall mean (a) with respect to a determination of Market Value, a nationally-recognized investment banking firm and (b) with respect to a determination of Liquidation Value (or any other valuation required hereunder), a firm of the type generally considered to be qualified in making determinations of the type required.

           "WARRANT" shall have the meaning given to such term in Section
3.1(a).

           "WARRANT REGISTER" shall have the meaning given to such term in
Section 3.1(c).

           "WARRANT SHARES" shall mean (a) the shares of Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 4.1 or upon exchange of a Warrant in accordance with Section 4.2, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Corporation distributed with respect to the securities referred to in the preceding clauses
(a) and (b). As used in this Agreement, the phrase "Warrant Shares then held" by any Holder or Holders shall mean Warrant Shares held at the time of determination by such Holder or Holders, and shall include Warrant Shares issuable upon exercise of Warrants held at the time of determination by such Holder or Holders.

           SECTION 1.2. INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is not limiting and the term "or" has the inclusive meaning represented by the term "and/or." The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "Articles", "Sections," "Exhibits" and "Schedules" are to Articles, Sections and Schedules, respectively, of this Agreement, unless otherwise specifically provided. Terms defined herein may be used in the singular or the plural.


                                   ARTICLE II

                          ISSUANCE OF WARRANT; CLOSING

           SECTION 2.1. ISSUANCE OF WARRANT. On the Closing Date, the Corporation hereby agrees to issue a Warrant registered in the name of ING evidencing the right to purchase, on or before 5:00 p.m. on the Expiration Date, a total of 264,000 shares of Class B Common Stock of the Corporation at a price per share equal to the Exercise Price. At the date hereof, such shares of Class B Common Stock represent 10.0% of the outstanding shares of

Common Stock and 6.4% of the outstanding shares of Common Stock on a fully diluted basis (which determination will (a) assume the exercise of all outstanding Options or Convertible Securities, whether or not currently exercisable or convertible, and irrespective of the exercise or conversion price and other related terms, and (b) not be made in accordance with the "treasury method"). The number of Warrant Shares which may be purchased upon exercise of such Warrant and the Exercise Price to be paid for such Warrant Shares are subject to adjustment in the manner provided in Article IV.

           SECTION 2.2. CLOSING. The closing (the "Closing") for the issuance, sale and transfer of the Warrant shall take place simultaneously with the execution and delivery of this Agreement on the date (the "Closing Date") hereof.

                                   ARTICLE III

           FORM; EXCHANGE FOR WARRANTS; TRANSFER; TAXES

           SECTION 3.1. FORM OF WARRANT. (a) Each Warrant issued hereunder shall be in the form of Exhibit B (each, a "Warrant") and shall be executed on behalf of the Corporation by an Executive Officer and attested to by a Financial Officer. The signature of any officer on any Warrant may be manual or facsimile. Upon initial issuance, each Warrant shall be dated as of the date of counter-signature thereof by the Corporation.

                (b) Each Warrant and each certificate representing Warrant Shares shall include a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE LIMITATIONS ON TRANSFER SET FORTH IN THE WARRANT ISSUANCE AGREEMENT DATED AS OF JULY 3, 1996, BETWEEN THE CORPORATION AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION. A COPY OF THE WARRANT ISSUANCE AGREEMENT IS

      AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST TO THE CORPORATION.

                (c) Each Warrant issued, exchanged or transferred hereunder shall be registered in a warrant register (the "Warrant Register"). The Warrant Register shall set forth the number of each Warrant, the name and address of the holder (a "Holder") thereof, and the original number of Warrant Shares purchasable upon the exercise thereof. The Warrant Register will be maintained by the Corporation and will be available for inspection by any Holder at the principal office of the Corporation or such other location as the Corporation may designate to the Holders in the manner set forth in Section 8.1. The Corporation shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. The Corporation shall not be liable for complying with a request by a fiduciary or nominee of a fiduciary to register a transfer of any Warrant which is registered in the name of such fiduciary or nominee, unless made with the actual knowledge that such fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that the Corporation's participation therein amounts to bad faith.

           SECTION 3.2. EXCHANGE OF WARRANTS FOR WARRANTS. (a) The Holder may exchange any Warrant issued hereunder for another Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares which could be purchased pursuant to the Warrant being so exchanged. In order to effect an exchange permitted by this Section 3.2, the Holder shall deliver to the Corporation such Warrant accompanied by a written request signed by the Holder thereof specifying the number and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. Within ten (10) Business Days of receipt of such a request, the Corporation shall issue, register and deliver to the Holder thereof each Warrant to be issued in such exchange.

                (b) Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation (if the Holder is a creditworthy financial institution or other creditworthy institutional investor its own agreement being satisfactory) or, in the case of any such mutilation, upon surrender of such Warrant, the Corporation shall (at its expense) execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

                (c) The Corporation shall pay all taxes (other than any applicable income or similar taxes payable by a Holder of a Warrant) attributable to an exchange of a Warrant pursuant to this Section 3.2; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any Warrant in a name other than that of the Holder of the Warrant being exchanged.

           SECTION 3.3. TRANSFER OF WARRANT. (a) Subject to Section 3.3(c) hereof, each Warrant may be transferred by the Holder thereof by delivering to the Corporation such Warrant accompanied by a properly completed Assignment Form. Within ten (10) Business Days of receipt of such Assignment Form the Corporation shall issue, register and deliver to the Holder, subject to Section 3(c) thereof a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares which could be purchased pursuant to the Warrant being transferred. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Corporation in its discretion.

                (b) Each Warrant issued in accordance with this Section 3.3 shall bear the restrictive legend set forth in Section 3.1(b), unless the Holder or transferee thereof supplies to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, that the restrictions described in such legend are no longer applicable to such Warrant.

                (c) The transfer of Warrants and Warrant Shares shall be permitted, so long as such transfer is pursuant to a transaction that complies with, or is exempt from, the provisions of the Securities Act, and the Corporation may require an opinion of counsel (which may be internal counsel to a Holder) in form and substance reasonably satisfactory to it to such effect prior to effecting any transfer of Warrants or Warrant Shares; PROVIDED, HOWEVER, that prior to the filing by the Corporation of a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, ING shall not Transfer to any Person (other than an Affiliate of ING) Warrants or Warrant Shares representing less than 25% of the Warrant Shares (issued or represented by outstanding Warrants) held by ING as of the Closing Date, except with the prior consent of the Corporation.


                                   ARTICLE IV

                EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES

           SECTION 4.1. EXERCISE OF WARRANTS. On any Business Day prior to the Expiration Date, a Holder may exercise a Warrant, in whole or in part, by delivering to the Corporation such Warrant accompanied by a properly completed Exercise Form and a check in an aggregate amount equal to the product obtained by multiplying (a) the Exercise Price by (b) the number of Warrant Shares being purchased; PROVIDED, HOWEVER, that in lieu of paying the applicable Exercise Price therefor, the Holder may elect to receive that number of Warrant Shares which is equal to the number of shares for which this Warrant is being exercised less the number of shares having a Market Value equal to such applicable Exercise Price, where such Market Value per Share shall be equal to the price per share at which the Holder is selling Warrant Shares. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

           SECTION 4.2. EXCHANGE FOR WARRANT SHARES. On any Business Day prior to the Expiration Date, a Holder may exchange a Warrant, in whole or in part, for Warrant Shares by delivering to the Corporation such Warrant accompanied by a properly completed Exchange Form. The number of shares of Common Stock to be received by a Holder upon such exchange shall be equal to (a) the number of Warrant Shares allocable to the portion of the Warrant being exchanged (the "Allocable Number"), as specified by such Holder in the Exchange Form less (b) the number of shares equal to the quotient obtained by dividing (i) the product obtained by multiplying (A) the Exercise Price by (B) the Allocable Number of Warrant Shares by (ii) the Market Price as of the close of business on the date of delivery of the Exchange Form. The Allocable Number need not be a whole number.

           SECTION 4.3. ISSUANCE OF COMMON STOCK. (a) Within ten (10) Business Days following the delivery date (the "Delivery Date") of (i) an Exercise Form or Exchange Form in accordance with Section 4.1 or 4.2, (ii) a Warrant and (iii) any required payments of the Exercise Price, the Corporation shall issue and deliver to the Holder a certificate or certificates, registered in the name or names set forth on such notice, representing the Warrant Shares being purchased or to be received upon such exchange.

                (b) If a Holder shall exercise or exchange a Warrant for less than all of the Warrant Shares which could be purchased or received thereunder, the Corporation shall issue to the Holder, within ten (10) Business Days of the Delivery Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares. In the case of an exchange pursuant to Section 4.2, the number of remaining Warrant Shares shall be the original number of Warrant Shares subject to the Warrant so exchanged reduced by the Allocable Number of Warrant Shares. Each Warrant surrendered pursuant to Section 4.1 or 4.2 shall be canceled.

                (c) The Corporation shall not be required to issue fractional shares of Common Stock upon the exercise or exchange of a Warrant. If any fraction of a share of Common Stock would be issuable on the exercise or exchange of any Warrant, the Corporation may, in lieu of issuing such fractional share, pay to such Holder for any such fraction of a share an amount in cash equal to the product obtained by multiplying (i) such fraction by (ii) the Market Price in effect on the Delivery Date.

                (d) The Corporation shall pay all taxes (other than any applicable income or similar taxes payable by a Holder of a Warrant) attributable to the initial issuance of Warrant Shares upon the exercise or exchange of a Warrant; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any Warrant or any certificate for Warrant Shares in a name other than that of the Holder of the Warrant being exercised or exchanged.

                (e) If permitted by Applicable Law, the person in whose name any certificate for shares of Common Stock is issued upon exercise or exchange of a Warrant shall for all purposes be deemed to have become the holder of record of such shares on the Delivery Date, irrespective of the date of delivery of such certificate, except that, if the Delivery Date is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                (f) If any shares of Common Stock required to be reserved for purposes of the exercise or exchange of a Warrant require registration or approval under any Applicable Law, the Corporation will in good faith and as expeditiously as possible cause such shares to be registered or seek such approval, as applicable. The Corporation may suspend the exercise of any Warrant so affected for the period during which such registration or approval is required but not in effect.

      (g) Any Exercise Form or Exchange Form delivered under Section 4.1 or 4.2 may condition the exercise or exchange of any Warrant on the consummation of a sale contemplated by Section 5.2 hereof, a "tag-along" sale contemplated by Section 5 of the Stockholders Agreement, or on the consummation of a sale of Warrant Shares pursuant to a public offering registered under the Securities Act, and such exercise or exchange shall not be deemed to have occurred except concurrently with the consummation of any such sale.

           SECTION 4.4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of Warrant Shares purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in accordance with this
Section 4.4.

           SECTION 4.4.1. ADJUSTMENT UPON ISSUANCE OF COMMON STOCK. (a) If, at any time after the Closing Date, the Corporation shall issue or sell (or, in accordance with Section 4.4.1(b), shall be deemed to have issued or sold) any shares of Common Stock without consideration or for a consideration per share less than the Market Price determined as of the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Exercise Price shall be reduced to an amount equal to the product obtained by multiplying (A) the Exercise Price in effect immediately prior to such issuance or sale, by (B) a fraction, the numerator of which shall be the sum of (x) the product obtained by multiplying (1) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately prior to such issuance or sale by (2) the Market Price as of the date of such issuance or sale, and (y) the consideration, if any, received by the Corporation upon such issuance or sale, and the denominator of which shall be the product obtained by multiplying (C) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately after such issuance or sale, by (D) such Market Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares which may be obtained upon exercise of such Warrant shall be increased to the number of shares determined by multiplying (A) the number of Warrant Shares which could be obtained upon exercise of such Warrant immediately prior to such adjustment by
(B) a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

                (b) For the purpose of determining the adjusted Exercise Price under Section 4.4.1(a), the following shall be applicable:

           (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner issues or grants any rights or options to subscribe for or to purchase (A) Common Stock or (B) any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Market Price determined as of the date of issuance or grant of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options) shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon exercise of Options or upon conversion or exchange of Convertible Securities issuable upon exercise of Options shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuing or granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the Exercise of such

      Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

           (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities having an exercise or conversion or exchange price per share of Common Stock which is less than the Market Price determined as of the date of such issuance or sale, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such lower price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities is determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are required to be made pursuant to other provisions of this Section 4.4.1(b), no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

           (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, then the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted.

           (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

           (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. If any Common Stock, Options or Convertible Securities are issued or sold for consideration other than cash, then the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration determined by the Board of Directors of the Corporation.

           (vi) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

           (vii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

           SECTION 4.4.2. SUBDIVISIONS OR COMBINATIONS OF COMMON STOCK. If, at any time after the Closing Date, (a) the number of shares of Common Stock outstanding is increased by a dividend or other distribution payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock or (b) the number of shares of Common Stock outstanding is decreased by a combination or reverse stock split of shares of Common Stock, then, in each case, effective as of the effective date of such event retroactive to the record date, if any, of such event, (i) the Exercise Price shall be adjusted to a price determined by multiplying (A) the Exercise Price in effect immediately prior to such event by
(B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such event, and (ii) the number of Warrant Shares subject to purchase upon the exercise of any Warrant shall be adjusted effective at such time, to a number equal to the product of (A) the number of Warrant Shares subject to purchase upon the exercise of such Warrant immediately prior to such event by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

           SECTION 4.4.3. CAPITAL REORGANIZATION OR CAPITAL RECLASSIFICATIONS. If, at any time after the Closing Date, there shall be any capital reorganization or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), then in each case the Corporation shall cause effective provision to be made so that each Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Common Stock deliverable upon exercise or exchange of such Warrant would have been entitled upon such reorganization or reclassification and any such provision shall include adjustments in respect of such stock, securities or other property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement with respect to such Warrant.

           SECTION 4.4.4. CONSOLIDATIONS AND MERGERS. If, at any time after the Closing Date, the Corporation shall consolidate with, merge with or into, or sell all or substantially all of its assets or property to, another corporation, then the Corporation shall cause effective provision to be made so that each Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Common Stock deliverable upon exercise or exchange of such Warrant would have been entitled upon such event.

           SECTION 4.4.5. NOTICE; CALCULATIONS; ETC. Whenever the Exercise Price and the number of Warrant Shares shall be adjusted as provided in this Section 4.4, the Corporation shall provide to each Holder a statement, signed by an Executive Officer, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of Warrant Shares applicable to each Warrant after giving effect to such adjustment. All calculations under this Section 4.4 shall be made to the nearest one hundredth of a cent ($.0001) or to the nearest one-tenth of a share, as the case may be. Adjustments pursuant to Sections 4.4.1, 4.4.2 and 4.4.3 shall apply to successive events or transactions of the type covered thereby.

           SECTION 4.4.6. CERTAIN ADJUSTMENTS. (a) Subject to the limitations set forth in Section 7.4, the Corporation may make such reductions in the Exercise Price or increase in the number of Warrant Shares to be received by any Holder upon the exercise or exchange of a Warrant, in addition to those adjustments required by this Section 4.4, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash of any shares of Common Stock, or any issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, or any stock dividend, or any issuance of rights, options or warrants hereinafter made by the Corporation to the holders of its Common Stock shall not be taxable to such holders.

                (b) In the event that the Corporation in any manner issues or grants Options or Convertible Securities, or any other transaction, circumstances or events occur which give rise to anti-dilution adjustments under Other Anti-Dilution Instruments, but not the Warrants, then the Corporation will promptly make proportional, equitable and corresponding adjustments in the number of shares of Common Stock issuable upon exercise of the Warrants to protect the Holders against dilution as a result of such events.

      SECTION 4.4.7. EXCLUDED TRANSACTIONS. Notwithstanding any other provision of this Section 4.4, no adjustment shall be made pursuant to this Section 4.4 in respect of the issuance of Excluded Securities.

           SECTION 4.4.8. ADJUSTMENT RULES. (a) Any adjustments pursuant to this
Section 4.4 shall be made successively whenever an event referred to herein shall occur, except that, notwithstanding any other provision of this Section 4.4, no adjustment shall be made to the number of shares of Common Stock or to the Exercise Price if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

                (b) Notwithstanding any other provision of this Agreement, the actual amount payable by a Holder in connection with the exercise of a Warrant hereunder shall not be less than the par value per share of the Common Stock, unless and until the Exercise Price, as adjusted pursuant to this Section 4.4, has been reduced to an amount less than 1% of the par value per share of the Common Stock. Before taking any action which would cause an adjustment pursuant to this Section 4.4 which would reduce the Exercise Price below 1% of the par value per share, the Corporation shall be required to take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

           SECTION 4.5. REGULATED HOLDERS. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel), the receipt by such Regulated Holder of Warrant Shares (or any security included therein) upon any exercise or exchange pursuant to this Article IV would cause such Regulated Holder to violate any provision of Applicable Law with respect to its Ownership of voting securities of the Corporation, then the Corporation will use its best efforts (including without limitation using its best efforts to cause its Organizational Documents to be amended) to create an Equivalent Nonvoting Security with respect to Warrant Shares (or any such security included therein), and such Regulated Holder shall be entitled to receive upon such exercise or exchange, in lieu of such number (as it shall specify) of shares or other units of Warrant Shares (or any such security included therein) otherwise receivable by such Regulated Holder, the same number of shares or other units of such Equivalent Nonvoting Security.


                                    ARTICLE V

                              CERTAIN OTHER RIGHTS

      SECTION 5.1. PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS. (a) If, at any time prior to the earlier of (i) the Expiration Date and (ii) the consummation of a Qualified Public Offering, the Corporation pays any dividend or makes any distribution (whether in cash, property or securities of the Corporation) on its capital stock which does not result in an adjustment under
Section 4.4, then the Corporation shall simultaneously pay to the Holder of each Warrant, the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution are to be determined.

                (b) If, in the written opinion of counsel to any Regulated Holder (which counsel may be internal counsel), the distribution to such Regulated Holder of any security of the Corporation pursuant to paragraph (a) of this Section 5.1 would cause such Regulated Holder to violate any provision of Applicable Law with respect to its Ownership of voting securities of the Corporation, then the Corporation will use its best efforts (including, without limitation, using its best efforts to cause its Organizational Documents to be amended) to create an Equivalent Nonvoting Security with respect to the security to be distributed and such Regulated Holder shall be entitled to receive, in lieu of such number (as it shall specify) of shares or other units of the security to be distributed pursuant to paragraph (a) of this Section 5.1. otherwise receivable by such Regulated Holder, the same number of shares or other units of such Equivalent Nonvoting Security.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

           SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF ING. ING represents that it is acquiring the Warrant to be issued to it on the Closing Date for its own account, for investment purposes only and not with a view to any distribution or public offering in violation of the Securities Act.

           SECTION 6.2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to ING as follows:

                (a) ORGANIZATION. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, has all requisite power and authority and has all material governmental licenses, approvals, consents and authorizations necessary to own its property and assets and to carry on its business as currently conducted and is qualified to do business in each jurisdiction in which the nature of the business conducted or the property owned or leased by it requires such qualification except where the failure to be so qualified or licensed would not have a material adverse effect on the business, condition, operations or properties of the Corporation.

                (b) CORPORATE POWER AND AUTHORITY; NO REQUIRED CONSENTS OR APPROVALS. (i) The Corporation has the power to execute, deliver and perform its obligations under this Agreement, the Warrants and Amendment No. 2 to the Registration Rights Agreement.

                (ii) The execution, delivery and performance by the Corporation of this Agreement, Amendment No. 2 to the Registration Rights Agreement, the issuance of Warrants and the issuance of Warrant Shares upon exercise of each Warrant, have been duly authorized by all required corporate and stockholder action of the Corporation and will not (i) violate any provision of Applicable Law, any Organizational Document, or any indenture or other material agreement or instrument to which the Corporation is a party or by which the Corporation or any of its properties are or may be bound, (ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture or other material agreement or instrument to which the Corporation is a party, or by which the Corporation or any of its properties are or may be bound, (iii) result in the creation or imposition of any Lien upon any property of the Corporation or (iv) require registration or filing with, or consent, approval or any other action by any Governmental Authority.

                (c) ENFORCEABILITY. This Agreement, the Registration Rights Agreement and the Stockholders Agreement have been duly executed and delivered by the Corporation and each constitutes a legal, valid, binding and enforceable obligation of the Corporation except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar event affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) each Warrant will constitute the legal, valid, binding and enforceable obligation of the Corporation and (ii) the Warrant Shares, when issued upon the exercise or exchange of a Warrant in accordance with the terms hereof and of such Warrant, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock with no personal liability attaching to the ownership thereof.

                (d) CAPITALIZATION. (i) Attached hereto as Schedule I is a correct and complete description of the authorized and outstanding capital stock of the Corporation. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable. The Warrant Shares represent 10.0% of the outstanding shares of Common Stock and 6.4% of the outstanding shares of Common Stock on a fully-diluted basis (which determination will (a) assume the exercise of all outstanding Options or Convertible Securities, whether or not currently exercisable or convertible, and irrespective of the exercise or conversion price and other related terms, and (b) not be made in accordance with the "treasury method").

                (ii) Except as set forth on Schedule I hereto, except with respect to the Warrants no Person holds any option, warrant, subscription right, commitment or claim with respect to any capital stock of the Corporation and no securities convertible into or exercisable or exchangeable for any capital stock of the Corporation have been authorized or issued.

                (e) ORGANIZATIONAL DOCUMENTS. Attached hereto as Schedule II are correct and complete copies of (i) the Corporation's Certificate of Incorporation and By-laws, each as amended to date, which include the terms of the Common Stock as in effect on the date hereof, (ii) all outstanding warrants, options and other convertible securities that can be converted into the Common Stock, and (iii) all outstanding registration rights that have been granted and in effect as of the date hereof.

                (f) CREDIT AGREEMENT. Each of the representations and warranties of the Corporation set forth in or under the Credit Agreement is true and correct in all material respects, and are hereby incorporated herein, with the same effect as if stated in their entirety herein.

                                   ARTICLE VII

                          COVENANTS OF THE CORPORATION

           SECTION 7.1. NOTICES OF CERTAIN ACTIONS. (a) In the event that the Corporation:

                (i) shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Corporation or of any other subscription rights or warrants; or

                (ii) shall authorize a dividend or other distribution to all holders of Common Stock of evidences of its indebtedness, cash or other property or assets; or

                (iii) proposes to become a party to any consolidation or merger for which approval of any stockholders of the Corporation will be required, or to a conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                (iv) commences a voluntary or involuntary dissolution, liquidation or winding up;

                (v)   commences a Qualified Public Offering;

                (vi)  defaults under this Agreement; or

                (vii) proposes to take any other action which would require an adjustment pursuant to Section 4.4;

then the Corporation shall provide a written notice to each Holder stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, (ii) the material terms of any such consolidation or merger and the expected effective date thereof, or (iii) the material terms of any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up. Such notice shall be given not later than twenty (20) Business Days prior to the effective date (or the applicable record date, if earlier) of such event. The failure to give the notice required by this Section
7.1 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

           SECTION 7.2. FINANCIAL STATEMENTS AND REPORTS. The Corporation shall furnish to each Holder:

                (a) as soon as available but in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 1994), consolidated balance sheets, income statements and cash flow statements of the Corporation and its Subsidiaries, showing its financial condition as of the close of such Fiscal Year and the results of its operations during such year, all the foregoing financial statements to be audited by independent accountants of nationally recognized standing and prepared in accordance with GAAP;

                (b) as soon as available but in any event within thirty (30) days after the end of each fiscal quarter, the unaudited consolidated balance sheets, income statements and cash flow statements, showing the financial condition and results of operations of the Corporation, as at the end of each such fiscal quarter and for the then elapsed portion of the Fiscal Year, in each case prepared in accordance with GAAP;

                (c) as soon as practicable and in any event not less than 15 days after the end of each fiscal year of the Corporation, an annual operating budget for the Corporation for the succeeding fiscal year, containing budget of profit and loss and cash flow (the "Budget"). Promptly upon preparation thereof, the Corporation will furnish to the Holder any revisions of such previously furnished Budgets;

                (d) promptly upon their becoming available, copies of any statements, reports and other communications, if any, which the Corporation shall have provided to its stockholders or filed with the Commission or any national securities exchange; and

                (e) as soon as practicable and in any event not less than 15 days after the end of (i) each fiscal year of the Corporation and (ii) the second fiscal quarter of each fiscal year of the Corporation, a completed certificate substantially in the form of EXHIBIT D hereto, certifying as to the percentage of Common Stock (on a Fully Diluted Basis) of the Corporation which the Warrant Shares of the Holder represent.

           SECTION 7.3. INFORMATION RIGHTS. Each Holder shall have all of the rights of a holder of Common Stock under Applicable Law, whether or not such holder has exercised or exchanged any Warrants, to receive lists of stockholders or other information respecting the Corporation, to inspect the books and records of the Corporation and to visit the properties of the Corporation.

           SECTION 7.4. REGULATED HOLDERS. (a) Notwithstanding any other provision of this Agreement or the Stockholders Agreement to the contrary, except as provided in this Section 7.4, without the prior written consent of any Regulated Holder, the Corporation shall not redeem, purchase or otherwise acquire, directly or indirectly, convert, take any action (including any amendment to an Organizational Document) with respect to the voting rights of, or undertake any other action or transaction (including without limitation any merger, consolidation or recapitalization) affecting, any shares of its capital stock or other voting securities if the result of the foregoing would be to cause the Ownership of the capital stock of any Person by such Regulated Holder, or the Ownership of voting securities of any Person (or any class thereof) by such Regulated Holder, to exceed the quantity of such capital stock or voting securities (or any class thereof) that such Regulated Holder is permitted under Applicable Law to Own. Any action or transaction referred to in the preceding sentence shall be referred to herein as a "Section 7.4 Transaction". The Corporation shall be permitted to undertake any Section 7.4 Transaction which would otherwise result in the Ownership by any Regulated Holder of voting securities (or any class thereof) in excess of the quantity permitted by Applicable Law if, in a manner reasonably satisfactory to such Regulated Holder, the Corporation shall provide or cause to be provided for such Regulated Holder
(i) to receive in connection with any such action or transaction a number of shares or other units of Equivalent Nonvoting Securities equal to such excess in lieu of the same number of shares or other units of the voting securities it would otherwise have received or (ii) if it would not otherwise have received voting securities in connection with such action or transaction, to exchange a number of shares or other units of voting securities then held by such Regulated Holder equal to such excess for the same number of shares or other units of Equivalent Nonvoting Securities. If the Corporation proposes to undertake any action or transaction which could constitute a Section 7.4 Transaction, it shall provide the Holders at least 15 days prior written notice thereof. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel) delivered within 10 days following receipt of such notice, such action or transaction constitutes a Section 7.4 Transaction with respect to such Regulated Holder, then the Corporation shall delay undertaking such Section 7.4 Transaction for the purpose of using its best efforts to agree on a manner in which to restructure such action or transaction in a manner reasonably satisfactory to the Corporation and such Regulated Holder so that it no longer would constitute a Section 7.4 Transaction. If the Corporation and such Regulated Holder are unable to agree, within 20 days of the delivery of such written opinion, upon a manner in which to so restructure such Section 7.4 Transaction, and such Section 7.4 Transaction is a bona fide action or transaction proposed by the

Corporation in good faith, then the Corporation shall be permitted to undertake such Section 7.4 Transaction if prior to or concurrently with doing so it purchases from such Regulated Holder, at a purchase price equal to the Market Value Per Share, a number (specified by such Regulated Holder) of Warrants (based on the number of Warrant Shares represented thereby) or Warrant Shares sufficient, in the written opinion of counsel to such Regulated Holder (which may be internal counsel), to prevent such Section 7.4 Transaction from causing the Ownership of the capital stock of any Person by such Regulated Holder to exceed the quantity of such capital stock that such Regulated Holder is permitted under Applicable Law to Own.

      (b) If it becomes unlawful for any Regulated Holder to continue to hold some or all of the Warrants or Warrant Shares held by it, or restrictions are imposed on any Regulated Holder by Applicable Law which, in the reasonable judgment of such Regulated Holder, make it unduly burdensome to continue to hold such Warrants or Warrant Shares, the Corporation shall (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including without limitation providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Corporation to any prospective purchaser of such Warrants or Warrant Shares and (ii) at the request of such Regulated Holder, take all steps (including without limitation using its best efforts to cause its Organizational Documents to be amended) necessary to create an Equivalent Nonvoting Security with respect to the Warrant Shares then held by such Regulated Holder and permit such Regulated Holder to exchange Warrant Shares for the same number of shares or other units of such Equivalent Nonvoting Security; PROVIDED, HOWEVER, that nothing in this Section 7.4(b) shall require the Corporation to register or qualify such Warrants or Warrant Shares under any federal or state securities laws.

      (c) If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel), the full exercise by such Regulated Holder of its preemptive rights under Section 6 of the Stockholders Agreement would cause such Regulated Holder to violate any provision of Applicable Law with respect to its

Ownership of voting securities of the Corporation, then the Corporation will take all steps (including without limitation using its best efforts to cause its Organizational Documents to be amended) necessary to create an Equivalent Nonvoting Security with respect to the securities offered under Section 6 of the Stockholders Agreement and such Regulated Holder shall be entitled to receive, in lieu of such number (as it shall specify) of shares or other units of securities it would otherwise be entitled to acquire pursuant to Section 6 of the Stockholder Agreement, the same number of shares or other units of such Equivalent Nonvoting Security.

           SECTION 7.5. MERGER OR CONSOLIDATION OF THE CORPORATION. The Corporation will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation or partnership unless the successor or purchasing entity, as the case may be (if not the Corporation), is organized under the laws of the United States of America or any state or political subdivision thereof if such successor or purchasing entity will issue securities or other consideration directly to all the stockholders of the Corporation and shall expressly agree to provide to each Holder the securities, cash or property required by Section 4.4.4 hereof upon the exercise or exchange of Warrants and expressly assumes, by supplemental agreement reasonably satisfactory in form and substance to each Holder, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Corporation; PROVIDED, HOWEVER, that the initial obligation of such successor with respect to the exercise or exchange of Warrants shall be only as set forth in Section 4.4.4.

           SECTION 7.6. RESERVATION OF SHARES. The Corporation will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise or exchange of each Warrant, the number of shares of Common Stock deliverable upon exercise or exchange of all outstanding Warrants.

           SECTION 7.7. CURRENT PUBLIC INFORMATION. At all times after the Corporation has filed a registration statement with the

Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Corporation will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of restricted securities may reasonably request, all to the extent required to enable such holders to sell restricted securities pursuant to (i) Rule 144 or Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon request, the Corporation will deliver to such holders a written statement as to whether it has complied with such requirements.

           SECTION 7.8. PUBLIC DISCLOSURES. The Corporation will not disclose any Holder's name or identity as an investor in the Corporation in any press release or other public announcement or in any written consent of such Holder, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdictions in which case prior to making such disclosure the Corporation will given written notice to such Holder describing in reasonable detail the proposed content of such disclosure and will permit the Holder to review and comment upon the form and substance of such disclosure.

           SECTION 7.9. FIDUCIARY DUTIES OF THE CORPORATION. The Corporation and its directors shall owe the holders of the Warrants the same fiduciary duties that the Corporation and its directors would owe to the holders of the Warrant Shares underlying the Warrants.

           SECTION 7.10. TRANSACTIONS WITH AFFILIATES. The Corporation shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Major Stockholder or any Affiliate of any Major Stockholder, except on terms no less favorable to the Corporation or such Subsidiary than would be obtained in a comparable arm's length transaction with a third party, provided, however, that the restrictions in this Section 7.10 will not be applicable to any financing should the Holder have the right to participate in such financing.

           SECTION 7.11. OPINION OF COUNSEL. At the Closing, the Corporation will deliver to the Holder an opinion, dated as of the Closing Date, substantially in the form of Exhibit C.

           SECTION 7.12. CORPORATE ASSURANCES. The Corporation will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities, or any other voluntary action, seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith seek to carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants and the Warrant Shares against impairment. Without limiting the generality of the foregoing, the Corporation (a) will not permit the par value of the Warrant Shares to exceed the Exercise Price and (b) will take all such action and execute all such further instruments and documents as may be necessary or appropriate (i) in order that the Corporation may validly and legally issue, free from preemptive rights, fully paid and non-assessable Warrant Shares upon the exercise of all Warrants from time to time outstanding and (ii) to effectuate the terms and purposes of this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

           SECTION 8.1. NOTICES. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be in writing (i) delivered personally, (ii) sent by nationally-recognized overnight courier, (iii) sent by first class, registered or certified mail, return receipt requested or (iv) sent by facsimile, in each case to such party at its address as follows:

                         (a) if to the Corporation, to:

                            Cornell Corrections, Inc.

                              4801 Woodway
                              Suite 400 West
                              Houston, Texas 77056

                           Attention: Mr. Steven Logan

                           Telecopier: 713/623-2853


                (b)  if to ING, to:

                                Internationale Nederlanden (U.S.)
                                Capital Corporation
                                135 East 57th Street
                                New York, New York 10022-2101

                           Attention:  Merchant Banking Group New York
                                       Mr. David Scopelliti
                                       Mr. David Balestrery

                            Telecopier: 212/593-3362


Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

           SECTION 8.2. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY. No Warrant shall entitle the holder thereof to any voting rights or, except as otherwise provided herein, other rights of a stockholder of the Corporation, as such. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Corporation.

           SECTION 8.3. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Corporation and the Requisite Holders.

           SECTION 8.4. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement affecting the validity or enforceability of such provision in any other jurisdiction.

           SECTION 8.5. SPECIFIC PERFORMANCE. Each Holder shall have the right to specific performance by the Corporation of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Agreement by the Holders of the Warrants or Warrant Shares.

           SECTION 8.6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation, each Holder and their respective successors and assigns.

           SECTION 8.7. COUNTERPARTS. This Agreement may be executed (manually or by facsimile) by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Corporation and each Holder shall have been received.

           SECTION 8.8. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT AND THE WARRANTS, SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW

YORK. This Agreement and the Warrants, constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

           SECTION 8.9. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Corporation and each Holder of a Warrant or a Warrant Share any legal or equitable right, remedy or claim hereunder.

           SECTION 8.10. HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

           SECTION 8.11. EXPENSES. The Corporation will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating hereto, including, but not limited to, (i) the fees and disbursements of counsel to the Holder in preparing this Agreement, (ii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect hereof or any other document referred to herein, (iii) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in respect of the enforcement by Holders, if successful, of the rights granted to Holders under this Agreement, and (iv) the expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents requested by the Corporation pursuant to the provisions hereof, whether or not any such amendments, waivers or consents are executed.

           SECTION 8.12. ATTORNEYS' FEES. In any action or proceeding brought by a party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it in connection with that action or proceeding (including, but not limited to, attorneys' fees).

           SECTION 8.13. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Holder from engaging in any transaction, in addition to those contemplated by this Agreement with the Corporation or any of its Affiliates in which the Corporation or such Affiliate is not restricted hereby from engaging with any other Person.

           SECTION 8.14. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDERS OR THE CORPORATION SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; THE CORPORATION HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE CORPORATION FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE CORPORATION HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE CORPORATION HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE CORPORATION HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

           SECTION 8.15. REGISTRATION RIGHTS. The Holder shall be entitled to the same registration rights as set forth in the Registration Rights Agreement with respect to the Warrant Shares.

           SECTION 8.16. WAIVER OF JURY TRIAL. THE HOLDER AND THE CORPORATION HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE

OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDER OR THE CORPORATION. THE CORPORATION ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDERS ENTERING INTO THIS AGREEMENT AND THE CREDIT AGREEMENT.

           SECTION 8.17. INDEMNIFICATION. The Corporation shall indemnify, defend and hold the Holder harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any of the representations, warranties or covenants contained herein.

           SECTION 8.18. FILINGS. The Corporation shall, at its own expense, promptly execute and deliver, or cause to be executed and delivered, to the Holder all applications, certificates, instruments and all other documents and papers that the Holder may reasonably request in connection with the obtaining of any consent, approval, qualification, or authorization of any Federal, provincial, state or local government (or any agency or commission thereof) necessary or appropriate in connection with, or for the effective exercise of, any Warrants then held by the Holder.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers, all as of the date and year first above written.

                               CORNELL CORRECTIONS, INC.



                               By:  /S/ STEVEN W. LOGAN
                                    Name: Steven W. Logan
                                    Title: Chief Financial Officer



                               INTERNATIONALE NEDERLANDEN (U.S.)
                                 CAPITAL CORPORATION



                               By:  /S/ DAVID BALESTRERY
                                   Name: David Balestrery
                                   Title: Senior Associate

                                    EXHIBITS


Exhibit A: Terms of Class A Common Stock and Class B Common Stock

Exhibit B: Form of Warrant Certificate

Exhibit C: Opinion(s) of Counsel



                                    SCHEDULES

Schedule I: Existing Capitalization/ Existing Convertible Equity Rights/ Outstanding Securities and Existing Registration Rights

Schedule   II: Articles of Incorporation and Bylaws

                                      -44-
                                                                       EXHIBIT A

              COMMON STOCK TERMS IN CHARTER DOCUMENTS

      Except as herein otherwise expressly provided, all Class A Common Stock and Class B Common Stock (collectively referred to herein as "COMMON STOCK") shall be identical and shall entitle the holders thereof to the same rights and privileges.

      1. DIVIDENDS. Except as otherwise provided by the Certificate of Incorporation or by applicable law, only the holders of Class A Common Stock shall be entitled to the payment of dividends. Subject to the Stockholders Agreement, the Board of Directors of the Corporation may cause dividends to be paid to the holders of Class A Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Class A Common Stock shall be entitled to share equally, share for share, in such dividends. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided, split, consolidated or reclassified unless the other is ratably subdivided, split, consolidated or reclassified.

      2. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share, ratably according to the number of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

      3. VOTING RIGHTS. Except as otherwise provided in this Certificate of Incorporation or by applicable law, only the holders of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by him; PROVIDED, HOWEVER, (i) the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation and (ii) the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

           4. CONVERSION OF CLASS B COMMON STOCK; RESERVATION OF STOCK.

           a. Upon the earlier of (i) the consummation of an initial public offering of securities of the Corporation and (ii) the tenth anniversary of the Closing Date (the "Triggering Event"), subject to the provisions of this PARAGRAPH 4, the Class B Common Stock of each record holder shall be automatically converted into the same number of Class A Common Stock.

           b. Each conversion of Class B Common Stock into Class A Common Stock shall be effected by the surrender of the certificate or certificates representing Class B Common Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of Class B Common Stock) at any time during its usual business hours. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with any instructions the certificate or certificates for the Class A Common Stock issuable upon such conversion. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date of the Triggering Event.

           c. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares or in treasury a sufficient number of Class A Common Stock as may be required, solely for the purpose of issue upon the conversion of outstanding Class B Common Stock as provided in this PARAGRAPH
4. All Class A Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable, free of any preemptive rights. The Corporation will use reasonable efforts to take all such action as may be necessary to assure that all such Class A Common Stock may be so issued without violation by the Corporation of any applicable law or regulation or any requirements of any domestic stock exchange upon which Common Stock may be listed.

           d. The issuance of certificates for Class A Common Stock upon conversion of Class B Common Stock shall be made without charge to the holders of such Class B Common Stock for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock, provided that the Corporation shall not be required to pay any such tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Common Stock converted. The Corporation will not take any action which would cause the total number of Class A Common Stock issuable upon conversion of the Class B Common Stock then outstanding, together with the total number of Class A Common Stock then outstanding and the total number of Class A Common Stock reserved for issuance upon conversion of any Equity Rights or for any other purpose, to exceed the total number of shares of Class A Common Stock then authorized by the Corporation's Certificate of Incorporation.

                                                                       EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE LIMITATIONS ON TRANSFER SET FORTH IN THE WARRANT ISSUANCE AGREEMENT DATED AS OF JULY 3, 1996, BETWEEN THE CORPORATION AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION. A COPY OF THE WARRANT ISSUANCE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE CORPORATION.



                            CORNELL CORRECTIONS, INC.



No. __                                          Warrant to Purchase
                                                                  264,000 Shares
                                                                 of Common Stock


                                                                   July __, 1996



                          COMMON STOCK PURCHASE WARRANT



           THIS CERTIFIES that, for value received, INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), is entitled to purchase from CORNELL CORRECTIONS, INC., a Delaware corporation (the "Corporation"), 265,000 shares of the Class B Common Stock, $.01 par value (the "Class B Common Stock"), of the Corporation at the price (the "Exercise Price") of $2.82 per share, at any time or from time to time during the period commencing on the date hereof and ending at 5:00 P.M. on the seventh anniversary of the date hereof (the "Expiration Date"); PROVIDED, HOWEVER, that this Warrant may not be exercised for Common Stock by any Regulated Holder to the extent that such exercise will result in a violation of any Applicable Law.

           This Warrant has been issued pursuant to the Warrant Issuance Agreement (the "Warrant Issuance Agreement") dated the date hereof, between the Corporation and the Holder, and is subject to the terms and conditions, and entitled to the benefits, thereof, including provisions (i) for adjusting the number of Warrant Shares issuable upon the exercise hereof and the Exercise Price to be paid upon such exercise, (ii) providing for certain "call" rights and (iii) providing certain information and other rights. In addition, this Warrant is subject to certain terms and conditions, and is entitled to certain benefits, as set forth in each of the Registration Rights Agreement, as amended by Amendment No. 1, dated as of March 14, 1995, and as amended by Amendment No. 2, dated as of the date hereof (the "Registration Rights Agreement"), and the Amended and Restated Stockholders Agreement, dated as of March 14, 1995 (the "Stockholders Agreement"), each among the Corporation, the Investors defined therein, David Cornell and ING, including provisions (i) providing preemptive rights upon the sale by the Corporation of equity securities, (ii) providing for certain "tag-along" rights and (iii) providing certain information and other rights. A copy of each of the Warrant Issuance Agreement, the Registration Rights Agreement and the Stockholders Agreement is available for inspection at the principal office of the Corporation and will be furnished without charge to the Holder upon written request to the Corporation. Capitalized terms used but not defined herein shall have the meaning given to them in the Warrant Issuance Agreement.

      SECTION 1. EXERCISE OF WARRANT. On any Business Day, prior to the Expiration Date, the Holder may exercise this Warrant, in whole or in part, by delivering to the Corporation this Warrant accompanied by a properly completed Exercise Form in the form of Annex A and a check in an aggregate amount equal to the product obtained by multiplying (a) the Exercise Price by (b) the number of Warrant Shares being purchased; PROVIDED, HOWEVER, in the event the Holder exercises this Warrant in connection with or immediately prior to a sale by the Holder of Warrant Shares, in lieu of paying the applicable Exercise Price therefor, the Holder may elect to receive that number of Warrant Shares which is equal to the number of shares for which this Warrant is being exercised less the number of shares having a Market Value equal to such applicable Exercise Price, where such Market Value per Share shall be equal to the price per share at which the Holder is selling the Warrants. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

      SECTION 2. EXERCISE PRICE. The Exercise Price is subject to adjustment from time to time as provided in the Warrant Issuance Agreement.

      SECTION 3. EXCHANGE OF WARRANT. On any Business Day prior to the Expiration Date, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Corporation this Warrant accompanied by a properly completed Exchange Form in the form of Annex B. The number of shares of Common Stock to be received by the Holder upon such exchange shall be determined as provided in Section 4.2 of the Warrant Issuance Agreement.

      SECTION 4. TRANSFER. Subject to the limitations set forth in the Warrant Issuance Agreement, this Warrant may be transferred by the Holder by delivery to the Corporation of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C.

      SECTION 5. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Issuance Agreement.

      SECTION 6. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or, except as otherwise provided in the Warrant Issuance Agreement, the Stockholders Agreement or the Registration Rights Agreement, other rights of a stockholder of the Corporation, as such.

      SECTION 7. SUCCESSORS. All of the provisions of this Warrant by or for the benefit of the Corporation or the Holder shall bind and inure to the benefit of their respective successors and assigns.

      SECTION 8. HEADINGS. Section headings in this Warrant have been Inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

      SECTION 9. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to principles or conflicts or laws).

      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of the date first set forth above.


                               CORNELL CORRECTIONS, INC.


                                     By:
                                   Name:
                                  Title:


[CORPORATE SEAL]

ATTEST:

By
      Name :
      Title:

                                                                         ANNEX A


                            ELECTION TO EXERCISE FORM

           (To Be Executed By The Holder of This Warrant

                In Order to Exercise This Warrant)


      The undersigned hereby irrevocably elects to exercise the right to purchase ______________ shares of Class B Common Stock of Cornell Corrections, Inc. covered by this Warrant according to the conditions hereof and herewith makes payment of the Exercise Price of such shares in full.



                                    -----------------------------
                                            Signature

                                    -----------------------------

                                    -----------------------------
                                              Address


Dated: _________________________



                                                                         ANNEX B




                                  EXCHANGE FORM

           (To Be Executed By The Holder of This Warrant

           In Order to Assign This Warrant Certificate)


      The undersigned hereby irrevocably elects to exchange this Warrant to purchase ___________ shares of Class B Common Stock of Cornell Corrections, Inc. covered by this Warrant for ___________ Warrants to purchase the denominations of shares of Common Stock set forth below to the persons named and hereby sells, assigns and transfers unto such persons that portion of this Warrant represented by such new Warrants and all rights evidenced thereby and does irrevocably constitute and appoint ____________________, attorney, to exchange and transfer this Warrant as aforesaid on the books of the Corporation.

NUMBER OF WARRANT SHARES       ASSIGNEE

- ------------                   -----------------------------

- ------------                   -----------------------------



                                    -----------------------------
                                            Signature

                                    -----------------------------

                                    -----------------------------
                                              Address

FOR USE BY THE CORPORATION ONLY:



This Warrant No. __ cancelled (or transferred or exchanged) this ________ day of _____________, _____________ shares of Class __ Common Stock issued therefor in the name of _________________, Warrant No. ___ for __________ shares of Class __ Common Stock in the name of ________________________.

Dated: ____________________________

                                                                         ANNEX C


                                 ASSIGNMENT FORM

           (To Be Executed By The Holder of This Warrant

           In Order to Assign This Warrant Certificate)


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ this Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________, attorney, to transfer the said Warrant on the books of the Corporation.


                                    -----------------------------
                                            Signature

                                    -----------------------------

                                    -----------------------------
                                              Address


Dated: _________________________



                                                                       EXHIBIT C

                              OPINION(S) OF COUNSEL


      The matters set forth below shall be addressed in the opinion(s) of the Corporation's counsel delivered in connection with the execution and delivery of the Warrant Issuance Agreement, dated July 3, 1996 between Cornell Corrections, Inc., a Delaware corporation, and Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

      1. The Corporation (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (c) has the corporate power and authority to execute, deliver and perform its obligations under each of the Agreement, the Warrant and Amendment No. 2 to the Registration Rights Agreement, each dated the date hereof, and the agreements contemplated thereby to which it is or will be a party (collectively, the "Material Agreements").

      2. The execution, delivery and performance by the Corporation, of each of the Material Agreements to which it is a party, the issuance of the Warrants and the other transactions contemplated by the Material Agreements, (a) have been duly authorized by all requisite corporate and, if required, stockholder action, and (b) do not (i) violate or conflict with (A) any provision of law, any statute, rule or regulation, or of the Organizational Documents, (B) any order of any court or governmental entity or (C) any provision of any indenture, agreement or other instrument to the Corporation is a party or by which its properties are bound, (ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument (iii) to the best of our knowledge, result in the creation or imposition of any lien (other than any lien created under or in connection with the Credit Agreement) upon or with respect to any property or assets now owned or hereafter acquired by the Corporation.

      3. The amendments to the Corporation's Organizational Documents and other agreements and instruments contemplated by the Material Agreements have been duly authorized, filed and obtained.

      4. The Material Agreements to which the Corporation is a party have each been duly authorized, executed and delivered by the Corporation. Each such Material Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

      5. As of the Closing Date, the authorized capital stock of Corporation consists of (i) __________ shares of class A common stock, $.01 par value (the "Class A Common Stock") of which _________ shares are issued and outstanding, and (ii) _________ shares of class B common stock, $.01 par value (the "Class B Common Stock") of which __________ shares are issued and outstanding. All outstanding shares of capital stock of the Corporation are fully paid and nonassessable.

      6. The Class B Common Stock when issued in accordance with the Warrant Agreement will be duly and validly issued, fully paid and non-assessable Common Stock of the Corporation.

                                                                       EXHIBIT D

                              [FORM OF CERTIFICATE]

                             CERTIFICATE OF OFFICER
                                       OF
                            CORNELL CORRECTIONS, INC.

Furnished pursuant to the Warrant Issuance Agreement, dated as of July 3, 1996 (the "WARRANT AGREEMENT"), between CORNELL CORRECTIONS, INC., a Delaware corporation (the "CORPORATION") and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING").

      I, the undersigned, the Chief Financial Officer of the Corporation, do hereby certify that as of July __, 1996 that the total number of warrants of the Corporation (the "WARRANTS") held by ING is _________ and that such number of Warrants represents ___% of the total outstanding Common Stock of the Corporation as determined on a Fully Diluted Basis.

      Terms for which meanings are provided in the Warrant Agreement are used herein with such meanings.

      IN WITNESS WHEREOF. the undersigned has hereunto set his hand on behalf of the Corporation on _______________.


                                    By ___________________________
                                      Name:
                                      Title: